NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Third Quarter 2017 Results

•	Revenue increased 10% to $818 million, driven by broad-based organic growth of 5% and recent specialty acquisitions

•	GAAP EPS of $0.49 compared to $0.51 in the prior year third quarter

•	Adjusted EPS increased to $0.58 from $0.55 in the prior year, led by gains in Color, Additives and Inks segment

•	Recently announced 30% expansion of quarterly dividend and plan to raise the company's annual dividend 60% cumulatively over the next three years

CLEVELAND - October 25, 2017 - PolyOne Corporation (NYSE: POL) today reported its third quarter results for 2017. GAAP earnings per share in the third quarter of 2017 was $0.49 compared to $0.51 in the third quarter of 2016. Adjusted earnings per share increased to $0.58 from $0.55 in the prior year third quarter. Special items for the third quarter of 2017 resulted in a net after-tax charge of $7.2 million, or $0.09 per share (see Attachment 1). Special items in the prior year quarter resulted in a net after-tax charge of $3.5 million, or $0.04 per share.

“Our investments in commercial resources, innovation, and specialty acquisitions continue to drive results, as we delivered record adjusted EPS of $0.58 for the third quarter,” said Robert M. Patterson, chairman, president and chief executive officer, PolyOne Corporation. “Color, Additives and Inks led the way with all-time high revenue and operating income.”

Mr. Patterson continued, “Consolidated sales increased 10% to $818 million for the third quarter driven primarily by 5% organic expansion and recent specialty acquisitions, which added 4%. Favorable foreign exchange positively impacted sales by 1%.”

“We are very pleased with our recent performance; however, like many companies we have been focused on the safety and welfare of employees, families and communities impacted by Hurricanes Harvey and Irma. While our facilities were undamaged and all of our employees are safe, others were not as fortunate,” added Mr. Patterson.

“We are experiencing raw material supply and transportation disruptions as a result of these storms," added Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation. "Fortunately, we believe these to be short-term in nature and additional expenses related to them will approximate $3 million to $4 million in the fourth quarter. Most importantly, we remain focused on assisting local communities and residents where needed and serving our customers.”

Earlier in October, PolyOne’s Board of Directors declared a quarterly cash dividend of seventeen and a half cents ($0.175) per share on the common stock outstanding, representing a 30% increase to the quarterly cash dividend. As part of the announcement, the company also communicated a plan to raise its annual dividend by 60% cumulatively over the next three years.

Mr. Richardson continued, “Our recently announced dividend expansion is our largest ever, and our three-year plan of a 60% cumulative increase reflects the important steps we have taken to further strengthen our portfolio, balance sheet and future cash flows. We view the increased payouts as one element of a balanced approach in delivering value to our shareholders. As we look ahead, we will continue to fund our organic growth initiatives as our first priority, seek attractive specialty acquisitions and also be opportunistic with respect to buying back shares.”

“We have worked hard to reposition our portfolio for sustainable growth, and it’s clearly translating to improved performance,” added Mr. Patterson. “By executing on our proven four-pillar strategy and continuing to invest in innovation, customer service and acquisitions, I am very confident in our ability to return to double-digit adjusted EPS growth in 2018 and beyond.”

Conference Call
As previously announced, the company will conduct a conference call to discuss its financial results for the third quarter at 9:00 a.m. Eastern Time on Wednesday, October 25, 2017. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 97228054. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on October 25, 2017. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 97228054.

About PolyOne
PolyOne Corporation is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired businesses into our operations, such as Rutland, Mesa, Comptek, SilCoTec, Gordon Composites and Polystrand, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; our ability to continue to pay cash dividends, including at the increasing rate, which will be subject to, among other factors, market conditions, our cash flow and cash requirements and restrictions contained in any of our debt agreements; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Sales	$818.5	$746.7	$2,429.3	$2,243.8
Operating income	67.7	72.0	231.7	224.2
Net income from continuing operations attributable to PolyOne shareholders	40.2	42.8	138.1	131.2
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.50	$0.51	$1.69	$1.56
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.49	$0.51	$1.68	$1.55

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$40.2	$0.49	$42.8	$0.51
Special items, after tax (Attachment 3)	7.2	0.09	3.5	0.04
Adjusted net income / EPS - excluding special items	$47.4	$0.58	$46.3	$0.55

	Nine Months Ended September 30, 2017		Nine Months Ended September 30, 2016
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$138.1	$1.68	$131.2	$1.55
Special items, after tax (Attachment 3)	10.3	0.12	10.4	0.12
Adjusted net income / EPS - excluding special items	$148.4	$1.80	$141.6	$1.67

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Sales	$818.5	$746.7	$2,429.3	$2,243.8
Cost of sales	639.0	580.6	1,879.5	1,719.2
Gross margin	179.5	166.1	549.8	524.6
Selling and administrative expense	111.8	94.1	318.1	300.4
Operating income	67.7	72.0	231.7	224.2
Interest expense, net	(15.5)	(15.1)	(45.3)	(44.3)
Debt extinguishment costs	—	—	(0.3)	(0.4)
Other expense, net	(0.7)	(0.1)	(3.2)	—
Income from continuing operations before income taxes	51.5	56.8	182.9	179.5
Income tax expense	(11.3)	(14.0)	(44.8)	(48.4)
Net income from continuing operations	40.2	42.8	138.1	131.1
(Loss) income from discontinued operations, net of income taxes	(1.4)	(0.5)	(233.8)	0.2
Net income (loss)	$38.8	$42.3	$(95.7)	$131.3
Net loss attributable to noncontrolling interests	—	—	—	0.1
Net income (loss) attributable to PolyOne common shareholders	$38.8	$42.3	$(95.7)	$131.4

Earnings (loss) per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.50	$0.51	$1.69	$1.56
Discontinued operations	(0.02)	(0.01)	(2.86)	—
Total	$0.48	$0.50	$(1.17)	$1.56
Earnings (loss) per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.49	$0.51	$1.68	$1.55
Discontinued operations	(0.02)	(0.01)	(2.84)	—
Total	$0.47	$0.50	$(1.16)	$1.55

Cash dividends declared per share of common stock	$0.135	$0.120	$0.405	$0.360

Weighted-average shares used to compute earnings per common share:
Basic	81.2	83.9	81.7	84.2
Diluted	82.0	84.5	82.3	84.8

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of sales:
Restructuring costs	$0.6	$—	$3.3	$(0.9)
Environmental remediation costs	(4.9)	(2.4)	(12.1)	(6.2)
Reimbursement of previously incurred environmental costs	2.5	—	6.3	5.3
Acquisition related costs	(1.2)	(2.0)	(2.7)	(6.5)
Impact on cost of sales	(3.0)	(4.4)	(5.2)	(8.3)

Selling and administrative expense:
Restructuring, legal and other	(5.8)	(5.3)	(11.5)	(16.8)
Acquisition related costs	(1.4)	(0.5)	(2.4)	(1.4)
Impact on selling and administrative expense	(7.2)	(5.8)	(13.9)	(18.2)

Impact on operating income	(10.2)	(10.2)	(19.1)	(26.5)

Debt extinguishment costs	—	—	(0.3)	(0.4)
Other income (expense), net	0.1	—	(0.2)	0.1
Impact on income from continuing operations before income taxes	(10.1)	(10.2)	(19.6)	(26.8)
Income tax benefit on above special items	3.3	3.7	6.8	10.1
Tax adjustments(2)	(0.4)	3.0	2.5	6.3
Impact of special items on net income (loss) from continuing operations attributable to PolyOne Shareholders	$(7.2)	$(3.5)	$(10.3)	$(10.4)

Diluted earnings per common share impact	$(0.09)	$(0.04)	$(0.12)	$(0.12)

Weighted average shares used to compute adjusted earnings per share:
Diluted	82.0	84.5	82.3	84.8

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$233.5	$225.5
Accounts receivable, net	431.1	325.6
Inventories, net	308.9	266.4
Current assets held-for-sale	—	86.5
Other current assets	70.5	45.5
Total current assets	1,044.0	949.5
Property, net	447.8	426.3
Goodwill	608.9	532.7
Intangible assets, net	405.7	342.7
Non-current assets held for sale	—	347.4
Other non-current assets	143.1	139.8
Total assets	$2,649.5	$2,738.4

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$32.5	$18.5
Accounts payable	378.2	320.9
Current liabilities held-for-sale	—	45.3
Accrued expenses and other current liabilities	123.2	125.2
Total current liabilities	533.9	509.9
Non-current liabilities:
Long-term debt	1,319.5	1,239.4
Pension and other post-retirement benefits	63.4	63.1
Non-current liabilities held for sale	—	52.8
Other non-current liabilities	164.0	147.7
Total non-current liabilities	1,546.9	1,503.0
Shareholders’ equity:
PolyOne shareholders’ equity	567.9	724.7
Noncontrolling interests	0.8	0.8
Total equity	568.7	725.5
Total liabilities and shareholders’ equity	$2,649.5	$2,738.4

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2017	2016
Operating Activities
Net (loss) income	$(95.7)	$131.3
Adjustments to reconcile net income to net cash used by operating activities:
Loss on sale of business, net of tax	228.7	—
Depreciation and amortization	75.7	74.7
Accelerated depreciation and fixed asset charges associated with restructuring activities	0.9	4.6
Gain from sale of closed facilities	(3.6)	—
Debt extinguishment costs	0.3	0.4
Share-based compensation expense	8.0	6.5
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(83.6)	(67.4)
Increase in inventories	(21.7)	(10.4)
Increase in accounts payable	43.0	30.1
Decrease in pension and other post-retirement benefits	(10.4)	(31.3)
Decrease in accrued expenses and other assets and liabilities - net	(30.4)	(6.0)
Net cash provided by operating activities	111.2	132.5
Investing Activities
Capital expenditures	(52.0)	(58.0)
Business acquisitions, net of cash acquired	(163.8)	(158.3)
Proceeds from sale of business and other assets	123.0	9.8
Net cash used by investing activities	(92.8)	(206.5)
Financing Activities
Proceeds from long-term debt	—	100.0
Borrowings under credit facilities	1,111.2	805.9
Repayments under credit facilities	(1,013.3)	(806.4)
Purchase of common shares for treasury	(70.7)	(50.7)
Cash dividends paid	(33.2)	(30.1)
Repayment of long-term debt	(4.9)	(4.4)
Payments of withholding tax on share awards	(2.9)	(4.7)
Debt financing costs	(2.5)	(1.9)
Net cash (used) provided by financing activities	(16.3)	7.7
Effect of exchange rate changes on cash	4.7	(1.3)
Increase (decrease) in cash and cash equivalents	6.8	(67.6)
Cash and cash equivalents at beginning of period	226.7	279.8
Cash and cash equivalents at end of period	$233.5	$212.2

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Sales:
Color, Additives and Inks	$235.1	$195.9	$670.6	$613.0
Specialty Engineered Materials	156.3	146.2	474.1	430.5
Performance Products and Solutions	175.7	171.3	543.6	510.3
PolyOne Distribution	291.1	274.8	868.0	816.2
Corporate and eliminations	(39.7)	(41.5)	(127.0)	(126.2)
Sales	$818.5	$746.7	$2,429.3	$2,243.8

Gross margin:
Color, Additives and Inks	$81.5	$70.0	$236.8	$223.3
Specialty Engineered Materials	40.4	41.7	128.7	128.9
Performance Products and Solutions	28.9	29.2	96.5	94.6
PolyOne Distribution	31.9	29.6	96.8	89.8
Corporate and eliminations	(3.2)	(4.4)	(9.0)	(12.0)
Gross margin	$179.5	$166.1	$549.8	$524.6

Selling and administrative expense:
Color, Additives and Inks	$45.1	$38.6	$126.7	$118.8
Specialty Engineered Materials	22.1	21.2	66.5	63.6
Performance Products and Solutions	11.1	11.2	34.3	35.6
PolyOne Distribution	13.3	11.4	39.3	36.3
Corporate and eliminations	20.2	11.7	51.3	46.1
Selling and administrative expense	$111.8	$94.1	$318.1	$300.4

Operating income:
Color, Additives and Inks	$36.4	$31.4	$110.1	$104.5
Specialty Engineered Materials	18.3	20.5	62.2	65.3
Performance Products and Solutions	17.8	18.0	62.2	59.0
PolyOne Distribution	18.6	18.2	57.5	53.5
Corporate and eliminations	(23.4)	(16.1)	(60.3)	(58.1)
Operating income	$67.7	$72.0	$231.7	$224.2

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Income	2017	2016	2017	2016

Sales	$818.5	$746.7	$2,429.3	$2,243.8

Gross margin - GAAP	179.5	166.1	549.8	524.6
Special items in gross margin (Attachment 3)	3.0	4.4	5.2	8.3
Adjusted Gross margin	$182.5	$170.5	$555.0	$532.9

Adjusted Gross margin as a percent of sales	22.3%	22.8%	22.8%	23.7%

Operating income - GAAP	67.7	72.0	231.7	224.2
Special items in operating income (Attachment 3)	10.2	10.2	19.1	26.5
Adjusted Operating income	$77.9	$82.2	$250.8	$250.7

Adjusted Operating income as a percent of sales	9.5%	11.0%	10.3%	11.2%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$51.5	$10.1	$61.6	$56.8	$10.2	$67.0

Income tax expense - GAAP	(11.3)	—	(11.3)	(14.0)	—	(14.0)
Income tax impact of special items (Attachment 3)	—	(3.3)	(3.3)	—	(3.7)	(3.7)
Tax adjustments (Attachment 3)	—	0.4	0.4	—	(3.0)	(3.0)
Income tax expense	$(11.3)	$(2.9)	$(14.2)	$(14.0)	$(6.7)	$(20.7)

Effective Tax Rate	21.9%		23.1%	24.6%		30.9%

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$182.9	$19.6	$202.5	$179.5	$26.8	$206.3

Income tax expense - GAAP	(44.8)	—	(44.8)	(48.4)	—	(48.4)
Income tax impact of special items (Attachment 3)	—	(6.8)	(6.8)	—	(10.1)	(10.1)
Tax adjustments (Attachment 3)	—	(2.5)	(2.5)	—	(6.3)	(6.3)
Income tax expense	$(44.8)	$(9.3)	$(54.1)	$(48.4)	$(16.4)	$(64.8)

Effective Tax Rate	24.5%		26.7%	27.0%		31.4%